EXHIBIT 3.81
ARTICLES OF INCORPORATION
(Under Chapter 1785.01 et seq.)
Professional Corporation
OF
LAURELWOOD ASSOCIATES, INC.
ARTICLE I.
Name
     The name of said corporation shall be Laurelwood Associates, Inc.
ARTICLE II.
Principal Place of Business
     The place in the State of Ohio where the principal office of the Corporation is to be located is Willoughby, Lake County.
ARTICLE III.
Purposes
     This Corporation is formed to (a) practice the profession of medicine by physicians and surgeons licensed to practice in Ohio and to do all things necessary or incidental to the conduct of such business and (b) to have and exercise all powers conferred by the State of Ohio on professional corporations organized under the laws of the State of Ohio.
ARTICLE IV.
Capital Stock
     The maximum number of shares which the Corporation is authorized to have outstanding is Seven Hundred Fifty (750) shares of Common Stock Without Par Value.
ARTICLE V.
Minimum Capital
     The minimum amount of capital with which the Corporation shall begin business is Five Hundred Dollars ($500.00).

ARTICLE VI.
Elimination of Preemptive Rights
     No shareholder shall have any preemptive right, as such rights are defined by law, to subscribe for, purchase or acquire shares of any class, whether now or hereafter authorized.
ARTICLE VII.
Special Voting Requirements
     Notwithstanding any provision of the Ohio Revised Code now or hereafter in force requiring for any action the vote or consent of the holders of shares entitling them to exercise two-thirds or any other proportion of the voting power of the Corporation or of any class or classes of shares thereof, such action may be taken by the vote or consent of the holders of shares entitling them to exercise a majority of the voting power of the Corporation or of such class or classes, unless a greater proportion of said voting power is expressly required by these Articles of Incorporation or the Code of Regulations of the Corporation.
ARTICLE VIII.
Purchase of Stock
     The Corporation shall have the power by action of its Board of Directors to purchase, hold, sell and transfer shares of [Illegible] capital stock.
     The undersigned incorporator has executed these Articles of Incorporation this 26th day of July, 1990.

/s/ Arthur L. Cobb
Arthur L. Cobb, Incorporator

ORIGINAL APPOINTMENT OF STATUTORY AGENT
     The undersigned, being Incorporator of Laurelwood Associates, Inc., hereby appoints HL Statutory Agent, Inc. to be statutory agent upon whom any process, notice or demand required or permitted by statute to be served upon the corporation may be served.
     The complete address of the agent is: 1965 East Sixth Street, Suite 800, Cleveland, Ohio, Cuyahoga County, Ohio 44114.

Date: July 26, 1990	/s/ Arthur L. Cobb
Arthur L. Cobb, Incorporator

CERTIFICATE OF AMENDMENT BY SHAREHOLDER
TO THE ARTICLES OF INCORPORATION OF
LAURELWOOD ASSOCIATES, INC.
     Michael L. Harrington, who is President, and Gary Thome, who is Secretary, of Laurelwood Associates, Inc. (the “Corporation”), an Ohio corporation for profit with its principal location at Willoughby, Lake County, Ohio do hereby certify that in a writing signed by the sole shareholder, the following resolution to amend the Articles was adopted:
     NOW, THEREFORE, BE IT RESOLVED, that the Articles of Incorporation of the Corporation be, and they hereby are, amended by the addition of a new Article IX to read as follows:
ARTICLE IX.
Elimination of Cumulative Voting
     The shareholders of the Corporation shall not have the right to vote cumulatively in the election of directors.
     IN WITNESS WHEREOF, the above-named officers, acting for and on behalf of the Corporation, have hereto subscribed their names the 7th day of November, 19___.

By:	/s/ Michael L. Harrington
Michael L. Harrington, President

By:	/s/ Gary Thome
Gary Thome, Secretary

Reset Form

Prescribed by:

The Ohio Secretary of State
Central Ohio: (614) 466-3910
Toll Free: 1-877-SOS-FILE (1-877-767-3453)

www.sos.state.oh.us
e-mail: busserv@sos.state.oh.us

Expedite this Form: (Select One)

Mail Form to one of the Following:

- ○ Yes — PO Box 1390, Columbus, OH 43216 — *** Requires an additional fee of $100 ***
- ⦿ No — PO Box 1028, Columbus, OH 43216

Certificate of Amendment by Shareholders or Members

(Domestic)

Filing Fee $50.00

(CHECK ONLY ONE (1) BOX)

(1) Domestic for Profit	PLEASE READ INSTRUCTIONS	(2) Domestic Nonprofit	
☑ Amended (122-AMAP)	☐ Amendment (125-AMDS)	☐ Amended (126-AMAN)	☐ Amendment (128-AMD)

Complete the general information in this section for the box checked above.

Name of Corporation: Laurelwood Associates, Inc.

Charter Number: 777681

Name of Officer: Cliff Coker

Title: President

☑ Please check if additional provisions attached.

The above named Ohio corporation, does hereby certify that:

☐ A meeting of the ☐ shareholders ☐ directors (*nonprofit amended articles only*)

☐ members was duly called and held on ____________ (Date)

at which meeting a quorum was present in person or by proxy, based upon the quorum present, an affirmative vote was cast which entitled them to exercise ________ % as the voting power of the corporation.

☑ In a writing signed by all of the ☐ shareholders ☐ directors *(non-profit amended articles only)*
☐ members who would be entitled to the notice of a meeting or such other proportion not less than a majority as the articles of regulations or bylaws permit.

Clause applies if amended box is checked.

Resolved, that the following amended articles of incorporations be and the same are hereby adopted to supercede and take the place of the existing articles of incorporation and all amendments thereto.

All of the following information must be completed if an amended box is checked. If an amendment box is checked , complete areas that apply.
FIRST: The name of the corporation is: Laurelwood Associates, Inc. SECOND: The place in the State of Ohio where its principal office is located is in the City of: Willoughby ................... Lake
(city, village or township) (country)
third: The purposes of the corporation are as follows- S*e Attached Provisions fourth : The number of shares which the corporation is authorized to have outstanding is: See Attached
Does not apply to box (2)
REQUIRED
Must be authenticated (signed) by an authorised representative
(See Instructions)
/s/ Chief Coker Authorised Representative
Cliff Coker. President (print name)Authorised Representative
(print name)
8 11 04
date
date

Additional Provisions to Amended and Restated Articles or Incorporation
Laurelwood Associates, Inc.
ARTICLE III
     The purpose for which the Corporation is formed is to (a) practice the profession of medicine by physicians licensed to practice in Ohio and do all things necessary or incidental to the conduct of such business; and (b) to have and exercise all powers conferred by the Stale of Ohio on professional corporations organized under the Laws of the state of Ohio.
ARTICLE IV
     The maximum number of shares which the Corporation is authorized to issue is seven Hundred fifty (750) shares of common stock without par value.
ARTICLE V
     These Amended and Restated Articles of Incorporation take the place of and supercede prior Articles of incorporation of the Corporation.
ARTICLE VI
     The shareholders of the Corporation shall be authorized to adopt bylaws for the governance of the Corporation, to the extent not in conflict with these Amended and Resulted Articles of Incorporation.
ARTICLE VII
     These Amended and Restated Articles of Incorporation may be amended by the affirmative act of the shareholders of the Corporation.